EXHIBIT 99

                                         REPORT OF PREDECESSOR ACCOUNTANTS


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                         REPORT OF INDEPENDENT AUDITORS



Board of Directors and Shareholders
First Midwest Financial, Inc. and Subsidiaries
Storm Lake, Iowa



We have audited the accompanying consolidated statements of income, changes in shareholders' equity and cash flows of First Midwest Financial, Inc. and Subsidiaries (the "Company") for the year ended September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of the Company's operations and its cash flows for the year ended September 30, 1999, in conformity with generally accepted accounting principles.


                                              /s/ Crowe, Chizek & Company LLP
                                              -------------------------------
                                              Crowe, Chizek & Company LLP


South Bend, Indiana
October 15, 1999